UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2010

SYMMETRICOM, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway

San Jose, California 95131-1017

(Address of Principal Executive Offices)

(408) 433-0910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 2, 2010, Symmetricom, Inc. (the “Company”) entered into an Addendum (the “Addendum”) to the Manufacturing Service Agreement (the “MSA”), dated March 22, 2010, by and between the Company and Sanmina-SCI Corporation (“Sanmina-SCI”). Under the Addendum, Sanmina-SCI will manage the transfer of the Company’s product fabrication processes and related activities from the Company’s Aguadilla, Puerto Rico facility to Sanmina-SCI facilities in exchange for a transfer management fee. The Addendum provides that the transfer shall be complete by April 2, 2011. Sanmina-SCI, a leading global Electronics Manufacturing Services (EMS) company, currently produces the Company’s printed circuit board assemblies (PCBAs) as specified by the Company from time to time pursuant to the MSA.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Addendum, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending June 27, 2010.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On April 6, 2010, the Company announced a restructuring plan related to its agreement with Sanmina-SCI to transfer product fabrication processes and related activities from the Company’s Aguadilla, Puerto Rico facility to Sanmina-SCI facilities. As part of the plan, the Company plans to eliminate approximately 150 positions, or about 20% of the Company’s total workforce. The Company expects to incur restructuring charges of approximately $15.0 million in connection with the plan, including approximately $4.0 million during the current fiscal year. Total restructuring charges are expected to include approximately $7.0 million in one-time termination benefits, approximately $5.7 million in facility shutdown charges and approximately $2.3 million in transfer and other restructuring related charges. The Company anticipates that these charges will be recognized beginning in the fourth quarter of fiscal 2010 and will be completed by the fourth quarter of 2011. Total cash expenditures associated with the restructuring plan are expected to be approximately $13.5 million.

The Company plans to build approximately $4.0 million in buffer inventory to support the transition. Upon completion, the Company expects the restructuring and other actions to reduce annual costs by approximately $6.0 million.

A copy of the Company’s press release relating to the restructuring plan is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 6, 2010 – Symmetricom to Expand Outsourcing with Sanmina-SCI

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning estimates of restructuring charges and annual cost reductions. The statements in this Current Report on Form 8-K are made as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company’s actual results could differ materially from those estimated in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, risks associated with consummating a divestiture, geopolitical risks such as terrorist acts and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 28, 2009 and subsequent Forms 10-Q and 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2010	SYMMETRICOM, INC.

	By:	/s/ Justin Spencer
	Name:	Justin Spencer
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 6, 2010 – Symmetricom to Expand Outsourcing with Sanmina-SCI